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                                  Exhibit 5



[SUTHERLAND ASBILL & BRENNAN LLP LOGO]
ATTORNEYS AT LAW

                            April 18, 2001




Peoples Benefit Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

                Re:     Peoples Benefit Variable Life Account A
                        File No. 333-52570

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for Peoples Benefit Variable Life Account A (File No. 333-52570). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP


                                       By:     /s/ STEPHEN E. ROTH
                                           ----------------------------
                                               Stephen E. Roth, Esq.